UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 20, 2020

First Horizon National Corporation

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-15185	62-0803242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 Madison Avenue,
Memphis, Tennessee 38103
(Address of Principal Executive Office) (Zip Code)

(901) 523-4444
Registrant’s telephone number, including area code

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
$0.625 Par Value Common Capital Stock	FHN	New York Stock Exchange LLC
Depositary Shares, each representing a 1/4,000th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series A	FHN PR A	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

As previously announced, on November 3, 2019, First Horizon National Corporation ( “First Horizon”) and IBERIABANK Corporation (“IBKC”) entered into an agreement and plan of merger, pursuant to which IBKC will merge with and into First Horizon, with First Horizon as the surviving entity in the merger, as described in the Current Report on Form 8-K filed by First Horizon on November 7, 2019.

This Current Report on Form 8-K is being filed to provide the following documents for purposes of incorporating them by reference into one or more offering documents in connection with issuances of securities:

●	IBKC’s unaudited condensed consolidated financial statements as of March 31, 2020 and for the three months ended March 31, 2020 and March 31, 2019, and the related notes thereto, which are attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	IBKC’s unaudited condensed consolidated financial statements as of March 31, 2020 and for the three months ended March 31, 2020 and March 31, 2019, and the related notes thereto.

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation

Date: May 20, 2020	By:	/s/ William C. Losch III
William C. Losch III Executive Vice President and Chief Financial Officer